UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

Transfer Technology International Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2203 North Lois Avenue, Suite 704
Tampa, Florida 33607
(813) 600-4081
(813) 872-9597
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

N/A
(Former name and/or address if changed since last report)

Item 3.02  Unregistered Sales of Equity Securities

The Company has issued an aggregate of 4,052,478 Rule 144 restricted shares of common stock of the Company to a total of 57 persons and/or entities.  The shares were issued as a dividend to certain shareholders in exchange for their agreement to enter into a lock-up agreement with respect to their shares, to officers, directors and employees in exchange for services rendered for the Company, and to investors in exchange for investment proceeds.  The valuation of the consideration received by the Company ranged from the par value of the stock to $0.20 per share depending upon the transaction.  The issuance of the shares as a dividend and to officers, directors and employees was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  These share recipients are closely related to and well known by the Company.  The shares issued in exchange for investment proceeds were exempt from the registration requirements of Section 5 of the Act under Section 4(2) of the Act pursuant to the safe harbor set forth in Rule 506 promulgated under the Act.  In connection with the sale and issuance of the 506 shares, there was no general solicitation, appropriate disclosure information was distributed, all investors are accredited investors as defined in Rule 501 and the issuer filed its Form D with the Securities and Exchange Commission.  All shares issued are restricted shares pursuant to Rule 144 promulgated under the Act.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transfer Technology International Corp.

Dated: April 23, 2009                                     By: /s/ Chris Trina
       Chris Trina
       Chief Executive Officer